Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Group, Inc. (the “Company”), and John Alderfer, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

     (1)  the Company’s Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003	/s/ Michael V. Shustek

Michael V. Shustek Chief Executive Officer of Vestin Group, Inc.

Dated: August 14, 2003	/s/ John Alderfer

John Alderfer Chief Financial Officer of Vestin Group, Inc.

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